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                                                                    EXHIBIT 24.2

                        MERCANTILE BANKSHARES CORPORATION
                                POWER OF ATTORNEY

                        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Kelly, III and John L. Unger, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned's name as a director of Mercantile Bankshares Corporation the to Registration Statement on Form S-8 of Mercantile Bankshares Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of shares under the F&M Bancorp 1983 Incentive Stock Option Plan, as amended, F&M Bancorp 1995 Stock Option Plan, F&M Bancorp 1999 Employee Stock Option Plan, F&M Bancorp 1999 Stock Option Plan for Non-Employee Directors, Patapsco Valley Bancshares, Inc. Incentive Stock Option Plan, Patapsco Valley Bancshares, Inc. Directors' Stock Option Plan, Patapsco Valley Bancshares, Inc. Employee Stock Purchase Plan, Monocacy Bancshares, Inc. 1994 Stock Incentive Plan, Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan, and any and all other amendments to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.

/S/ R. CARL BENNA                             Director    August 20, 2003
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R. Carl Benna

/S/ HOWARD B. BOWEN                           Director    August 18, 2003
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Howard B. Bowen